UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 22, 2016

Marina Biotech, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 1559 , Bothell, WA		98041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	425-892-4322

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 22, 2016, Marina Biotech, Inc. (the “Company”) entered into a License Agreement with an undisclosed licensee that grants such licensee rights to use the Company’s technology and intellectual property to develop and commercialize products combining certain molecules with the Company’s liposomal delivery technology known as NOV582. As this is the first partnership for NOV582, the parties structured the license agreement whereby the licensee must provide certain reports and data to the Company, and must grant back to the Company a non-exclusive license to use certain enhancements to the technology developed by the licensee. The licensee agreed to pay to the Company an upfront license fee in the amount of $350,000 (to be paid in installments), along with milestone payments in the aggregate amount of up to $4.45 million per licensed product and royalty payments in the low single digit percentages.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

July 28, 2016	By:	/s/ Joseph W. Ramelli

Name:	Joseph W. Ramelli
Title:	Interim CEO